                                                                   Exhibit 3.3

                    AMENDMENT NO. 40 TO AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                           OF PRIME GROUP REALTY, L.P.

         This AMENDMENT NO. 40 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (this "Amendment") is made as of June 15, 2000 by Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), as the Managing General Partner of Prime Group Realty, L.P., a Delaware limited partnership (the "Partnership"), and on behalf of the other Partners (as hereinafter defined). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 17, 1997, by and among PGRT and the other parties signatory thereto, as amended thereafter (as so amended, the "Limited Partnership Agreement").

                              W I T N E S S E T H:

         WHEREAS, pursuant to Section 4.3.C. of the Limited Partnership Agreement, the Managing General Partner may raise all or any portion of Additional Funds required by the Partnership for the acquisition of additional properties by accepting additional Capital Contributions, including the issuance of Common Units for Capital Contributions that consist of property or interests in property;

         WHEREAS, pursuant to that certain Exchange Agreement dated as of December 15, 1997 by and between H Group LLC, a Delaware limited liability company ("HG"), and the Partnership (the "Exchange Agreement"), HG agreed, among other things, to grant to the Partnership an option (the "First Option") to exchange the Underlying Option (as defined in the Exchange Agreement) for 220,000 Common Units of Limited Partner Interest (subject to adjustment pursuant to the terms of the Exchange Agreement), which grant of the First Option contemplated the transfer by the Partnership to HG of 5,000 Common Units of Limited Partner Interest on the date thereof and, subject to the terms of the First Option, 5,000 Common Units of Limited Partner Interest (subject to adjustment pursuant to the terms of the Exchange Agreement) on the 15th day of each month thereafter (each such transfer a "First Option Maintenance Transfer") for such number of months set forth in the Exchange Agreement;

         WHEREAS, the Partnership has agreed to the terms of the grant by HG of the First Option set forth in the Exchange Agreement and desires to effect the First Option Maintenance Transfer due on June 15, 2000;

         WHEREAS, HG was admitted to the Partnership as an Additional Limited Partner as of December 15, 1997 pursuant to Amendment No. 2 to the Limited Partnership Agreement;

         WHEREAS, the Partners desire to amend the Limited Partnership Agreement to reflect the increase in outstanding Common Units resulting from the issuance of Common Units to HG in connection with the First Option Maintenance Transfer due on June 15, 2000; and

         WHEREAS, Sections 2.4 and 12.3 of the Limited Partnership Agreement authorize, among other things, the Managing General Partner, as true and lawful agent and attorney-in fact, to execute, swear to, acknowledge, deliver, file and record this Amendment on behalf of each Partner that has executed the Limited Partnership Agreement and on behalf of the Partnership.

         NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. ACCEPTANCE OF CAPITAL CONTRIBUTION IN EXCHANGE FOR COMMON UNITS. (a) PGRT, as Managing General Partner and on behalf of the Partnership, hereby accepts the grant of the rights consisting of the First Option during the thirtieth month of the term of the First Option from HG as a Capital Contribution having a value on the date hereof of $100,000, in exchange for 6609.0 Common Units of Limited Partner Interest which are hereby issued by the Partnership to HG pursuant to Section 4.3.C. of the Limited Partnership Agreement, and which are evidenced by Common Unit Certificate No. 69 of the Partnership.

                  (b) Each of the Common Units of Limited Partner Interest issued to HG pursuant to this SECTION 1 shall have the same terms and provisions of the Common Units of Limited Partner Interest issued by the Partnership on November 17, 1997 except that (i) the Exchange Rights relating thereto may be exercised at any time after December 15, 2000 (as opposed to November 17, 1998) and (ii) such Common Units of Limited Partner Interest will be subject to the Registration Rights Agreement dated as of December 15, 1997 by and among PGRT, the Partnership and HG as opposed to the Registration Rights Agreement entered into by PGRT and the Partnership on November 17, 1997.

         Section 2. AMENDMENT OF EXHIBIT A TO THE LIMITED PARTNERSHIP AGREEMENT. Exhibit A to the Limited Partnership Agreement is hereby amended and restated to reflect the aforementioned change(s) by deleting EXHIBIT A attached thereto in its entirety, and by attaching in lieu thereof a replacement exhibit in the form of EXHIBIT A attached hereto. From and after the effectiveness of this Amendment, the amended and restated EXHIBIT A attached hereto shall be the only Exhibit A to the Limited Partnership Agreement, unless and until it is hereafter further amended.

         Section 3. REFERENCE TO AND EFFECT ON THE LIMITED PARTNERSHIP
AGREEMENT.

                  A. The Limited Partnership Agreement is hereby deemed to be amended to the extent necessary to effect the matters contemplated by this Amendment. Except as specifically provided for hereinabove, the provisions of the Limited Partnership Agreement shall remain in full force and effect.

                  B. The execution, delivery and effectiveness of this Amendment shall not operate (i) as a waiver of any provision, right or obligation of the Managing General Partner, the other General Partner or any Limited Partner under the Limited Partnership Agreement except as specifically set forth herein or (ii) as a waiver or consent to any subsequent action or transaction.

         Section 4. APPLICABLE LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                                    AMENDMENT NO. 40 TO AMENDED AND
                                    RESTATED AGREEMENT OF LIMITED
                                    PARTNERSHIP OF PRIME GROUP REALTY, L.P.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                   MANAGING GENERAL PARTNER:

                                   PRIME GROUP REALTY TRUST, a
                                   Maryland real estate investment trust


                                   By:  /s/ JAMES F. HOFFMAN
                                      ----------------------------------------
                                   Name:    James F. Hoffman

                                   Title:   Senior Vice President, General
                                            Counsel and Secretary


                                   LIMITED PARTNERS:

                                   Each Limited Partner hereby executes
                                   this Amendment to the Limited
                                   Partnership Agreement.

                                   By: PRIME GROUP REALTY TRUST, a
                                       Maryland real estate investment
                                       trust, as attorney-in fact


                                       By:  /s/  JAMES F. HOFFMAN
                                          ------------------------------------
                                          Name:  James F. Hoffman

                                          Title: Senior Vice President,
                                                 General Counsel and Secretary

                                  EXHIBIT A*

                  PARTNERS, NUMBER OF UNITS AND CAPITAL CONTRIBUTIONS


                                                                   Number of                      Capital
Managing General Partner                                         Common Units                   Contribution
------------------------                                         ------------                   ------------
Prime Group Realty Trust                                         15,264,835                      **
         77 West Wacker Drive
         Suite 3900
         Chicago, IL  60601
         Attn:  Richard S. Curto
                James F. Hoffman

General Partner
---------------

The Nardi Group, L.L.C.                                             927,100                     $18,542,000
         c/o Stephen J. Nardi
         4100 Madison Street
         Hillside, IL  60162

Limited Partners
----------------

The Nardi Group, L.L.C.                                             573,096                      $8,354,750
         c/o Stephen J. Nardi
         4100 Madison Street
         Hillside, IL  60162

Carol Stream Industrial Park Joint Venture                          151,621                      $2,146,374
         c/o Stephen J. Nardi
         4100 Madison Street
         Hillside, IL  60162

Edward S. Hadesman
Trust Dated May 22, 1992                                            398,427                      $7,968,540
         c/o Edward S. Hadesman
         2500 North Lakeview
         Unit 1401
         Chicago, IL  60614

___________________________
* As amended by Amendment No. 40 to the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P.

** This amount shall be inserted by the Managing General Partner.

                                 Exhibit A-1


                                                                   Number of                      Capital
Limited Partners                                                 Common Units                   Contribution
----------------                                                 ------------                   ------------
Carolyn B. Hadesman                                                 54,544                        $1,090,880
Trust Dated May 21, 1992
         c/o Edward S. Hadesman
         2500 North Lakeview
         Unit 1401
         Chicago, IL  60614

Lisa Hadesman 1991 Trust                                           169,053                        $3,381,060
         c/o Edward S. Hadesman
         2500 North Lakeview
         Unit 1401
         Chicago, IL  60614

Cynthia Hadesman 1991 Trust                                        169,053                        $3,381,060
         c/o Edward S. Hadesman
         2500 North Lakeview
         Unit 1401
         Chicago, IL  60614

Tucker B. Magid                                                     33,085                        $661,700
         545 Ridge Road
         Highland Park, IL 60035

Frances S. Shubert                                                  36,006                        $720,120
         511 Lynn Terrace
         Waukegan, IL  60085

Sky Harbor Associates                                               62,149                        $1,242,980
         c/o Howard I. Bernstein
         6541 North Kilbourn
         Lincolnwood, IL  60646

Jeffrey A. Patterson                                               110,000                        $2,200,000
         c/o Prime Group Realty Trust
         77 West Wacker Drive
         Suite 3900
         Chicago, IL  60601

                                 Exhibit A-2


                                                                   Number of                      Capital
Limited Partners                                                 Common Units                   Contribution
----------------                                                 ------------                   ------------
Primestone Investment Partners, L.P.                              7,944,893                       **
         c/o The Prime Group, Inc.
         77 West Wacker Drive
         Suite 4200
         Chicago, IL  60601
         Attn:  Paul A. Roehri

Prime Group VI, L.P.                                                304,097                     $6,050,500
         c/o The Prime Group, Inc.
         77 West Wacker Drive
         Suite 4200
         Chicago, IL  60601
         Attn:  Michael W. Reshcke
                Robert J. Rudnik

H Group LLC                                                         108,606                     $1,600,000
         c/o Heitman Financial Ltd.
         180 N. LaSalle
         Suite 3600
         Chicago, IL  60601
         Attn:  Norman Perlmutter

Ray R. Grinvalds                                                      2,608                        $52,160
         714 Blaine Court
         Schaumburg, IL 60173

Sandra F. Grinvalds                                                   2,608                        $52,160
         714 Blaine Court
         Schaumburg, IL 60173

Warren H. John, as Trustee of the Warren H. John                     37,259                       $745,180
Trust dated December 18, 1998
         1730 N. Clark Street
         Chicago, IL  60614

___________________________
** This amount shall be inserted by the Managing General Partner.

                                 Exhibit A-3


                                                                   Number of                      Capital
Limited Partners                                                 Common Units                   Contribution
----------------                                                 ------------                   ------------
James M. Kane                                                       13,606                         $191,594
Connemara Farm
61 E. Palatine Road
South Barrington, IL 60010

Gloria I. Kane                                                      13,606                         $191,594
Connemara Farm
61 E. Palatine Road
South Barrington, IL 60010



                                                                  Number of                      Capital
Managing General Partner                                      Preferred Units                   Contribution
-------------------------                                   ----------------------              ------------
Prime Group Realty Trust                                    2,000,000                              **
         77 West Wacker Drive                               Convertible Preferred
         Suite 3900                                         Units
         Chicago, IL  60601
         Attn:    Richard S. Curto
                  James F. Hoffman

Prime Group Realty Trust                                    4,000,000                              **
         77 West Wacker Drive                               Series B Preferred Units
         Suite 3900
         Chicago, IL  60601
         Attn:    Richard S. Curto
                  James F. Hoffman

___________________________
** This amount shall be inserted by the Managing General Partner.

                                 Exhibit A-4